UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal	001-35033	32-0330122
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Change in Registrant’s Certifying Accountant

(a)          Cherry Bekaert LLP was previously the principal accountants for Oconee Federal Financial Corp. (the "Registrant"). On September 16, 2015, the firm was dismissed as the Registrant's principal accountants. The decision to dismiss Cherry Bekaert LLP was approved by the Audit Committee of the Registrant. The dismissal will be effective upon the issuance of the Registrant’s consolidated financial statements for the fiscal year ended June 30, 2015, and an amendment to this Current Report will be filed upon the effectiveness of such dismissal.

During the fiscal years ended June 30, 2015 and 2014 and the subsequent interim period through September 16, 2015, there were no: (1) disagreements with Cherry Bekaert LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Cherry Bekaert LLP on the consolidated financial statements of the Registrant as of and for the fiscal years ended June 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

A letter from Cherry Bekaert LLP is attached as an Exhibit to this Report on Form 8-K.

(b)          On September 16, 2015, the Registrant appointed Crowe Horwath LLP as the Registrant's new principal accountants for the fiscal year ending June 30, 2016. The appointment was approved by the Audit Committee of the Board of Directors of the Registrant. During the fiscal years ended June 30, 2015 and 2014, and the subsequent interim period prior to the engagement of Crowe Horwath LLP, the Registrant did not consult with Crowe Horwath LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Description

16.1	Letter from Cherry Bekaert LLP to the Securities and Exchange Commission dated September 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: September 22, 2015	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
President
(Duly Authorized Representative)